SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        -----------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                        ________________

        Date of Report (Date of earliest event reported)
                         October 3, 1994

                        A.L. PHARMA INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

Delaware                 I-8593                   22-2095212
- - ----------------         -----------              ------------
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation)                                    No.)


         One Executive Drive, Fort Lee, New Jersey 07024
       --------------------------------------------------
       (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code
                         (201) 947-7774

                    A. L. Laboratories, Inc.
        -------------------------------------------------
        (Former name or former address, if changed since
                          last report)

Item 2.   Acquisition or Disposition of Assets.

     On October 3, 1994, A. L. Laboratories, Inc. (the "Company") issued a press release announcing that it had completed the acquisition of the pharmaceutical, animal health, bulk antibiotic and aquatic animal health businesses of Apothekernes Laboratorium A.S (the "Related Norwegian Businesses"). Concurrent with the closing of the acquisition (the "Closing"), the Company has changed its name to "A.L. Pharma Inc." and effective October 4, 1994, its new trading symbol on the New York Stock Exchange became "ALO".

     The combination of the Related Norwegian Businesses of Apothekernes Laboratorium A.S ("A. L. Oslo") with A. L. Laboratories was completed pursuant to a Restructuring Agreement dated as of May 16, 1994 (the "Restructuring Agreement"), which was approved separately by the shareholders of the Company and A. L. Oslo. A. L. Oslo is the beneficial owner of 100% of the outstanding shares of the Company's Class B stock and is able to control the Company through its ability to elect more than a majority of the Board of Directors and to cast in excess of a majority of the votes in any vote of the Company's stockholders.
In addition, Einar W. Sissener, a director and the Chairman and Chief Executive Officer of A.L. Oslo owns or has authority to vote approximately 50.8% of the outstanding A.L. Oslo shares. The consideration paid by the Company to the shareholders of A. L. Oslo was approximately $24 million in cash, and warrants to purchase 3.6 million shares of the Company's Class A Common Stock. The warrants expire on January 3, 1999 and have an exercise price of $21.945.

     The Company obtained the funds for the acquisition under a credit agreement and related documents dated September 28, 1994 between the Company and certain of its subsidiaries and a consortium of banks led by the Union Bank of Norway.

     The Company is required to account for the acquisition of the Related Norwegian Businesses of A. L. Oslo as a transfer and exchange between companies under common control. Accordingly, the assets and liabilities of Related Norwegian Businesses will be combined with the Company at historical cost in a manner similar to a pooling-of-interests; and the Company's historical financial statements will be restated to reflect the combined results of operations, assets, liabilities and new worth of the Company and of the Related Norwegian Businesses. The payment of the cash purchase price will be reflected as reduction of combined equity as of the closing date.

     As disclosed in the proxy statement dated August 22, 1994, the Company estimates it will incur and charge to earnings, as of the date of the closing, non-operating transaction related expenses of approximately $3.6 million after tax. In addition, the Company may take a restructuring charge in the fourth quarter of 1994 in connection with the combination.

     In accordance with the terms of the Restructuring Agreement, the Company's Certificate of Incorporation has been amended, concurrent with the closing, to increase the percentage of Directors elected by the holders of the Class A stock from 25% to 33 1/3%. In connection with this change, the shareholders have elected Mr. Peter G. Tombros as a Class A Director of the Company.

     Mr. Tombros is President and Chief Executive Officer of Enzon Inc., a developer and marketer of pharmaceutical products. Previously, he held a number of senior management positions with Pfizer, Inc. during his 26 year tenure. Mr. Tombros' election to the Board will increase the number of Class A Directors to three, and the total number of Directors to nine.

ITEM 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired.

          (i) Combined financial statements of the Related Norwegian Businesses as included on the Index to Exhibit E of the Proxy Statement for Special Meeting of Stockholders were filed on August 22, 1994 and are incorporated herein by reference.

     (b)  ProForma Financial Information.

          (i) Unaudited pro forma condensed financial statements of the Company and the Related Norwegian Businesses included on pages 27-39 of the Proxy Statement for Special Meeting of Stockholders were filed on August 22, 1994 and are incorporated herein by reference.

     (c)  Exhibits

          2.1 Restructuring agreement by and between Apothekernes Laboratorium A.S and A. L. Laboratories, Inc. dated as of May 16, 1994 was filed on August 22, 1994 as Exhibit A to the Proxy Statement for Special Meeting of Stockholders and is herein incorporated by reference.

         99.1  Press release, dated October 3, 1994 (A. L.
               Laboratories, Inc.)

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         A.L. Pharma Inc.



                         By:  /s/ Jeffrey E. Smith
                            --------------------------
                            Name:  Jeffrey E. Smith
                            Title: Executive Vice President and
                                   Chief Financial Officer




Dated:   October 17, 1994
                                                     EXHIBIT 99.1



FOR IMMEDIATE RELEASE


    A. L. LABORATORIES ANNOUNCES CLOSING OF TRANSACTION WITH

          APOTHEKERNES LABORATORIUM; NEW COMPANY NAME

                     AND TRADING SYMBOL


     FORT LEE, N.J., October 3, 1994 -- A. L. Laboratories, Inc. (NYSE:BMD) today announced that the Company has completed the transaction to acquire the pharmaceutical, animal health, bulk antibiotic and aquatic animal health businesses of Apothekernes Laboratorium A.S (A.L. Oslo). Concurrent with the closing, the Company has changed its name to "A.L. Pharma Inc." and effective October 4, 1994, its new trading symbol on the New York Stock
Exchange will be "ALO".   Einar W. Sissener will continue to serve
as Chairman and Chief Executive Officer of the Company.

    The combination of the businesses of A.L. Oslo with A. L. Laboratories was completed under the terms of a Restructuring Agreement dated as of May 16, 1994, which was approved separately by the shareholders of A. L. Laboratories and A.L. Oslo. The con-sideration paid by the Company to the shareholders of A.L. Oslo was approximately $24 million in cash, and warrants to purchase 3.6 million shares of the Company's Class A Common Stock. The warrants expire on January 2, 1999 and have an exercise price of $21.95.

     Einar W. Sissener, Chairman and Chief Executive Officer, commented on the combination stating, "The objective of the combination is to create an entity that will be in a stronger position to compete on a worldwide basis in specialized human pharmaceutical and animal health products. In addition, our goal is to improve the Company's earnings base and earnings potential while increasing possibilities to enhance shareholder value.

      "Based on results from the first six months of 1994, the A.L. Oslo businesses will add approximately $85 million in profit-able revenue on an annual basis and will be additive to earnings in 1994 on a operating basis. A. L. Pharma's annualized revenue this year will be over $450 million."

     As disclosed in the proxy statement dated August 22, 1994, the Company estimates it will incur and charge to earnings, as of the date of the closing, non-operating transaction related expenses of approximately $3.6 million after tax. In addition, the Company may take a restructuring charge in the fourth quarter of 1994 in connection with the combination.

     In accordance with the terms of the Restructuring Agreement, the Company's Certificate of Incorporation has been amended, concurrent with the closing, to increase the percentage of Directors elected by the holders of the Class A stock from 25% to 33 l/3%. In connection with this change, the shareholders have elected Mr. Peter G. Tombros as a Class A Director of the Company.

     Mr. Tombros is President and Chief Executive Officer of Enzon Inc., a developer and marketer of pharmaceutical products. Previously, he held a number of senior management positions with Pfizer, Inc. during his 26 year tenure. Mr. Tombros' election to the Board will increase the number of Class A Directors to three, and the total number of Directors to nine.

     A. L. Laboratories was formed as a wholly-owned subsidiary of A.L. Oslo in 1975. A.L. Industrier A.S (formerly known as Apothekernes Laboratorium A.S) will continue to run the businesses of A.L. Oslo that are not a part of this transaction and will remain the Company's largest shareholder through ownership of all of the Class B shares which represent approximately 38% of all outstanding shares of the Company.

     A.L. Pharma Inc. is a multinational pharmaceutical company developing, manufacturing and marketing specialty generic and proprietary human pharmaceuticals and animal health products with plant sites in Arkansas, Illinois, Maryland, New Jersey, New York, North Carolina, Washington State, Denmark, Norway and Indonesia.


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